LETTER FROM ROBERT JANUARY 31, 2024 Dear Investor, The combined impact of revenue growth, gross margin expansion, advertising leverage, and reduced operating expenses drove strong financial results in the second quarter that have increased our profitability and cash flow expectations for fiscal 2024. Summary results for Q2 FY2024 compared to Q2 FY2023 are as follows: • Consolidated revenue grew 9% on a reported basis and 6% on an organic constant-currency basis. • Input costs in Q2 remained favorable relative to where we started the year, and our previously communicated cost reduction plans remain on track with approximately $25 million of year-over-year savings remaining that will benefit our fiscal third quarter. • Consolidated operating income increased $74.1 million year over year to $107.7 million. • Adjusted EBITDA increased $55.3 million year over year to $166.4 million. • Trailing-twelve-month operating income (loss) improved from $(40.0) million at December 31, 2022 to $183.5 million at December 31, 2023. • Trailing-twelve-month adjusted EBITDA improved from $228.2 million at December 31, 2022 to $438.2 million at December 31, 2023. • Operating cash flow for the quarter increased $93.8 million year over year to $174.9 million. • Adjusted free cash flow increased $96.2 million year over year to $150.0 million. Two factors drove most of this improvement: higher adjusted EBITDA and higher net working capital inflows helped by the normalization of working capital trends. • Our liquidity position is strong with cash and marketable securities of $291.4 million at December 31, 2023 and full access to our $250.0 million revolving credit facility. • We purchased $5.0 million notional value of our 7% senior notes for $4.7 million during the second quarter. • Net leverage decreased sequentially to 2.87 times trailing-twelve-month EBITDA as defined by our credit agreement compared to 5.52x one year ago. Segment Commentary Vista Q2 revenue grew 11% year over year on a reported basis and 9% on an organic constant-currency basis, fueled by the second consecutive quarter of growth in total customer count paired with the continued increase of revenue per customer. Revenue grew at similar constant-currency rates across all regions. Revenue growth was very strong across business products categories and we had stronger than expected year-over-year growth of 7% in our consumer product category. This was the first Q2 that we have grown the consumer product category since we began Vista's transformation journey in 2019 and made significant reductions in advertising and discounting that were disproportionately targeted at improving the returns on serving consumer customers. The growth across all categories in Q2 benefited from the combined improvements we've made over the last year, most notably in our customer experience. This is improving customer satisfaction, new customer acquisition cohorts, and customer lifetime value. Revenue growth combined with improved costs contributed to an increase in Vista's segment EBITDA of $48.0 million in Q2 FY2024, up 87% from the year-ago period. Gross profit per customer continued to grow year over year and Vista's gross margin improved over 400 basis points versus Q2 FY2023 to 56.4%. The gross margin improvement was primarily driven by lower input costs, efficiency gains, and experience improvements as well as a $3 million indirect tax benefit. Vista's advertising spend as a percentage of revenue decreased approximately 100 basis points to 16.5% due to efficiency gains and focus. Operating expenses decreased by approximately $6 million due to the reductions implemented in March 2023. Please see non-GAAP reconciliations at the end of this document. Page 2 of 28

PrintBrothers and The Print Group (our combined Upload & Print businesses) Q2 revenue grew year over year by 11% and 4%, respectively, on a reported basis (or 9% for the combined businesses), and 5% and (1)%, respectively, on an organic constant-currency basis (or 3% for the combined businesses). These businesses are lapping strong revenue growth rates in the year-ago period that were influenced by price increases, but continue to see order growth. Similar to Q1, this order growth has been partially offset by customers purchasing lower quantities in certain product categories and headwinds in the reseller channel, which is more prominent in The Print Group. Combined Upload & Print profitability expanded $13.6 million, or 41%, from the year-ago period driven by lower input costs and operating expenses, as well as year-over-year currency benefits of $2.6 million. Additionally, PrintBrothers benefited from a favorable timing item of $2.6 million in cost of goods (offsetting a related Q1 negative impact) and $1.5 million from the realization of government incentives. National Pen delivered revenue growth of 8% on a reported basis and 5% on an organic constant-currency basis during Q2 FY2024. This growth was driven by strong results in National Pen's growing e-commerce business. Segment EBITDA expanded $1.1 million year over year as a result of revenue growth and gross margin improvement. All Other Businesses Q2 revenue was flat year over year on a reported and constant-currency basis. BuildASign continued to see softer sales of real estate-related products as well as home decor products. Printi revenue continued to grow. Segment EBITDA expanded from the year-ago period, driven by lower operating costs in BuildASign and savings from the FY2023 divestiture of our loss-making business in China. Central and Corporate Costs decreased $3.5 million year over year in Q2 FY2024 excluding unallocated share- based compensation as a result of savings from our recent cost reductions. Outlook and Capital Allocation Commentary One year ago, we introduced more explicit guidance than we traditionally provide in light of our elevated net leverage at that time and to be clear about our plans and expectations for profitability and cash flow growth. Since then, we have nearly halved our net leverage while still maintaining significant growth investments. This has been driven by a combination of returns from past investments, the focusing of our growth investments, restrained growth of operating expenses, and the easing of inflationary pressure on our input costs. With two quarters still remaining in the fiscal year, based on Cimpress' trailing-twelve month EBITDA of $438.2 million and net leverage of 2.87 times trailing-twelve month EBITDA as defined by our credit agreement, we are at a run rate that exceeds our prior profitability and net leverage guidance established for FY2024. We now expect consolidated FY2024 reported revenue growth (assuming recent currency rates) of at least 7% and organic constant-currency revenue growth of at least 5%. While Q2 revenue growth in Vista was above our expectations, revenue growth in Upload & Print and BuildASign in the first half of the year has been slower than planned and we expect that to continue for the remainder of the fiscal year. We are increasing our FY2024 operating income guidance from at least $206 million to at least $230 million. We are increasing our FY2024 adjusted EBITDA guidance from at least $425 million to at least $455 million. This would bring FY2024 profitability above the historical annual high achieved in FY2020, but doing so with stronger revenue growth rates and higher levels of organic growth investment. As a reminder, in Q3 FY2024 we expect an additional year-over-year benefit of approximately $25 million from our March 2023 cost reductions, with no additional year-over-year benefit in Q4 FY2024. We also continue to expect a negative year-over-year impact from currency on our full-year adjusted EBITDA of about $20 million. We recognized $11.5 million of this in the first half of FY2024, leaving approximately $8.5 million of negative impact in the second half of FY2024. As further context for our profitability guidance, we've maintained a construct of "at least" for our full-year expectations. In the first half of FY2024, year-over-year growth in adjusted EBITDA was well above the net impact of cost savings and unfavorable currency headwinds previously disclosed, helped in part by benefit from items such as the favorable indirect tax ruling and realization of a government incentive. We do not expect this to repeat to such an extent in the second half of FY2024. While we believe there is opportunity for profit growth in the second Please see non-GAAP reconciliations at the end of this document. Page 3 of 28 half of FY2024 beyond the net impact of expected year-over-year cost savings and unfavorable currency impact (together a net improvement of $16.5 million), we will be lapping stronger adjusted EBITDA performance, particularly in Vista, as compared to the first half of last year. Our expectations for the other components of adjusted free cash flow for FY2024 remain largely unchanged versus prior guidance. Therefore, we now expect adjusted EBITDA to convert to adjusted free cash flow at approximately 45%, an increase from 40% in our prior guidance. Our board has authorized the repurchase of up to $150 million of Cimpress shares. This authorization does not have an expiration date or a defined time frame for repurchases. Any share repurchases in the remainder of this fiscal year will be done with the expectation of exiting FY2024 with net leverage at or below approximately 3.0x trailing-twelve-month EBITDA, a reduction to our prior net leverage guidance of at or below 3.25x established at the beginning of the fiscal year. We evaluate share repurchases, as any other use of capital, relative to our view of the impact on our intrinsic value per share compared against other opportunities; therefore, any repurchases will be price dependent. We continue to invest organically for growth at approximately the level we exited FY2023. For the foreseeable future, we do not expect meaningful increases to organic growth investment or to deploy significant capital to M&A. Therefore, looking ahead to next year, with the combination of our expected continued profitability expansion and the resultant free cash flow generation we expect to have the opportunity to continue to delever our balance sheet while also opportunistically allocating capital to share repurchases. Over the last three quarters, we have purchased $77.9 million notional value of our high-yield notes for $69.5 million and we will continue to consider using excess liquidity to repurchase our debt. Conclusion We remain focused on execution and our team is incentivized to deliver against the guidance we have provided for the remainder of FY2024. We have significantly expanded profitability and free cash flow over the last year while still investing for growth to enhance our long-term prospects, underlying cash flow generation ability and intrinsic value per share. I remain grateful for your support as we strive to enhance the value we deliver to our customers and long-term investors. Sincerely, Robert S. Keane Founder, Chairman & CEO P.S. Sean and I look forward to taking your questions about our financial results on our public earnings call tomorrow, February 1, 2024 at 8:00 am ET, which you can join via the link on the events section of ir.cimpress.com. You may presubmit questions by emailing ir@cimpress.com, and you may also ask questions via chat during the live call. Please see non-GAAP reconciliations at the end of this document. Page 4 of 28

## SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

*$ in thousands, except percentages*

### REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME FROM OPERATIONS:

| | Q2 FY2022 | Q2 FY2023 | Q2 FY2024 | YTD FY2022 | YTD FY2023 | YTD FY2024 |
|---|---|---|---|---|---|---|
| Vista | $ 448,114 | $ 437,736 | $ 485,151 | $ 797,594 | $ 807,105 | $ 881,798 |
| PrintBrothers | 137,694 | 148,598 | 165,148 | 263,051 | 281,297 | 317,369 |
| The Print Group | 90,130 | 89,336 | 93,268 | 162,950 | 166,159 | 173,807 |
| National Pen | 124,717 | 120,621 | 130,572 | 193,981 | 202,287 | 217,827 |
| All Other Businesses | 57,719 | 59,998 | 60,283 | 105,590 | 111,825 | 112,083 |
| Inter-segment eliminations | (8,658) | (11,087) | (13,059) | (15,851) | (20,056) | (24,227) |
| **Total revenue** | **$ 849,716** | **$ 845,202** | **$ 921,363** | **$1,507,315** | **$1,548,617** | **$1,678,657** |
| Reported revenue growth | *9 %* | *(1)%* | *9 %* | *10 %* | *3 %* | *8 %* |
| Organic constant currency revenue growth | *9 %* | *5 %* | *6 %* | *9 %* | *9 %* | *5 %* |
| **Income from operations** | **$ 85,981** | **$ 33,578** | **$ 107,679** | **$ 102,920** | **$ 15,611** | **$ 141,779** |
| Income from operations margin | *10 %* | *4 %* | *12 %* | *7 %* | *1 %* | *8 %* |

### EBITDA BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA:

| | Q2 FY2022 | Q2 FY2023 | Q2 FY2024 | YTD FY2022 | YTD FY2023 | YTD FY2024 |
|---|---|---|---|---|---|---|
| Vista | $ 90,766 | $ 55,157 | $ 103,176 | $ 157,686 | $ 85,894 | $ 177,600 |
| PrintBrothers | 18,605 | 19,509 | 28,341 | 34,888 | 34,500 | 48,167 |
| The Print Group | 16,358 | 13,681 | 18,442 | 30,747 | 25,901 | 32,050 |
| National Pen | 31,599 | 24,783 | 25,865 | 23,551 | 23,486 | 17,562 |
| All Other Businesses | 6,264 | 5,406 | 7,983 | 11,155 | 11,584 | 14,441 |
| **Total segment EBITDA** | **$ 163,592** | **$ 118,536** | **$ 183,807** | **$ 258,027** | **$ 181,365** | **$ 289,820** |
| Central and corporate costs | (32,803) | (35,569) | (32,084) | (65,825) | (71,104) | (64,212) |
| Unallocated share-based compensation | (1,900) | 1,767 | (3,883) | (3,031) | 2,724 | (3,535) |
| Exclude: share-based compensation expense[1] | 12,505 | 11,547 | 17,649 | 23,511 | 22,022 | 30,102 |
| Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA | 674 | 14,901 | 945 | (2,998) | 21,770 | 2,995 |
| **Adjusted EBITDA** | **$ 142,068** | **$ 111,182** | **$ 166,434** | **$ 209,684** | **$ 156,777** | **$ 255,170** |
| Adjusted EBITDA margin | *17 %* | *13 %* | *18 %* | *14 %* | *10 %* | *15 %* |
| Adjusted EBITDA year-over-year (decline) growth | *(1)%* | *(22)%* | *50 %* | *(10)%* | *(25)%* | *63 %* |

*[1] SBC expense listed above excludes the portion included in restructuring-related charges to avoid double counting.*

Please see non-GAAP reconciliations at the end of this document. Page 5 of 28

## SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

*$ in thousands, except where noted*

### CASH FLOW AND OTHER METRICS:

| | Q2 FY2022 | Q2 FY2023 | Q2 FY2024 | YTD FY2022 | YTD FY2023 | YTD FY2024 |
|---|---|---|---|---|---|---|
| Net cash provided by (used in) operating activities | $ 143,344 | $ 81,126 | $ 174,946 | $ 179,911 | $ 55,875 | $ 217,200 |
| Net cash provided by (used in) investing activities | (64,100) | (5,526) | (19,569) | (77,281) | (106,569) | (30,395) |
| Net cash provided by (used in) financing activities | (39,006) | (100,935) | (12,090) | (49,357) | (112,715) | (47,155) |
| Adjusted free cash flow[1,2] | 109,844 | 53,721 | 149,961 | 123,847 | 1,504 | 160,889 |
| Cash interest, net[2] | 34,619 | 32,806 | 39,591 | 48,286 | 45,792 | 60,481 |

### COMPONENTS OF ADJUSTED FREE CASH FLOW:

| | Q2 FY2022 | Q2 FY2023 | Q2 FY2024 | YTD FY2022 | YTD FY2023 | YTD FY2024 |
|---|---|---|---|---|---|---|
| Adjusted EBITDA | $ 142,068 | $ 111,182 | $ 166,434 | $ 209,684 | $ 156,777 | $ 255,170 |
| Cash restructuring payments | (244) | (1,896) | (1,223) | (244) | (9,827) | (6,938) |
| Cash taxes | (8,058) | (6,909) | (10,640) | (15,825) | (11,166) | (26,434) |
| Other changes in net working capital and other reconciling items | 44,197 | 11,555 | 59,966 | 34,582 | (34,117) | 55,883 |
| Purchases of property, plant and equipment | (17,915) | (14,732) | (11,390) | (26,539) | (26,490) | (33,955) |
| Capitalization of software and website development costs | (16,495) | (13,916) | (13,947) | (32,134) | (29,246) | (28,344) |
| Proceeds from sale of assets[1] | 910 | 1,243 | 352 | 2,609 | 1,365 | 5,988 |
| **Adjusted free cash flow before cash interest, net** | **$ 144,463** | **$ 86,527** | **$ 189,552** | **$ 172,133** | **$ 47,296** | **$ 221,370** |
| Cash interest, net[2] | (34,619) | (32,806) | (39,591) | (48,286) | (45,792) | (60,481) |
| **Adjusted free cash flow[1,2]** | **$ 109,844** | **$ 53,721** | **$ 149,961** | **$ 123,847** | **$ 1,504** | **$ 160,889** |

*[1] During the three months ended September 30, 2023, we revised our adjusted free cash flow metric to include proceeds from the sale of assets, which we believe provides useful information regarding the return on tangible or intangible assets which were used in operations. We have revised our presentation of all prior periods presented to reflect our revised adjusted free cash flow metric.*

*[2] Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to the third quarter of FY2023, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 28

INCOME STATEMENT HIGHLIGHTS Revenue & Reported Revenue Growth (Decline) $850 $657 $723 $703 $845 $742 $789 $757 $921 9% 15% 14% 7% (1)% 13% 9% 8% 9% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Gross Profit ($M) & Gross Margin (%) $426 $310 $340 $326 $390 $347 $376 $359 $458 50.1% 47.1% 47.1% 46.3% 46.1% 46.8% 47.7% 47.3% 49.7% Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly) $86 ($28) ($27) ($18) $34 ($12) $54 $34 $108 10% (4)% (4)% (3)% 4% (2)% 7% 5% 12% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Adjusted EBITDA ($M) & Margin (%) (Quarterly) $142 $34 $38 $46 $111 $69 $114 $89 $166 17% 5% 5% 7% 13% 9% 14% 12% 18% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Organic Constant-Currency Revenue Growth 9% 17% 19% 14% 5% 16% 9% 4% 6% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Contribution Profit ($M) & Contribution Margin (%) $299 $201 $215 $204 $259 $236 $267 $236 $319 35.2% 30.6% 29.7% 29.0% 30.6% 31.8% 33.8% 31.2% 34.6% Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 GAAP Operating Income (Loss) ($M) & Margin (%) (TTM) $96 $84 $47 $12 ($40) ($24) $57 $109 $183 4% 3% 2% —% (1)% (1)% 2% 3% 6% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Adjusted EBITDA ($M) & Margin (%) (TTM) $327 $306 $281 $259 $228 $264 $340 $383 $438 12% 11% 10% 9% 8% 9% 11% 12% 14% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Please see non-GAAP reconciliations at the end of this document. Page 7 of 28

CASH FLOW Cash Flow from Operations ($M) (Quarterly) $143 $(48) $88 ($25) $81 $13 $62 $42 $175 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Adjusted Free Cash Flow & Cash Interest, Net ($M) (Quarterly) $110 ($80) $71 ($52) $54 ($13) $35 $11 $150 $35 $13 $34 $13 $33 $17 $40 $21 $40 FCF Cash interest, net Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly) $18 $16 $12 $12 $15 $11 $16 $23 $11 $16 $18 $15 $15 $14 $15 $14 $14 $14 $34 $34 $27 $27 $29 $26 $30 $37 $25 Capital expenditures Capitalized software Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Cash Flow from Operations ($M) (TTM) $189 $178 $220 $158 $96 $156 $130 $198 $292 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Adjusted Free Cash Flow & Cash Interest, Net ($M) (TTM) $79 $61 $115 $49 $(8) $59 $23 $87 $183 $106 $111 $95 $94 $92 $96 $103 $110 $117 FCF Cash interest, net Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM) $48 $58 $54 $57 $54 $49 $54 $65 $61 $67 $65 $65 $65 $62 $60 $58 $57 $57 $115 $123 $119 $122 $116 $109 $112 $122 $118 Capital expenditures Capitalized software Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Please see non-GAAP reconciliations at the end of this document. Page 8 of 28

CAPITAL STRUCTURE Net Debt (1) ($M) Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Cash / equivalents $ 231 $ 162 $ 277 $ 132 $ 111 $ 115 $ 130 $ 125 $ 274 Marketable securities $175 $108 $50 $124 $102 $75 $43 $23 $17 HY notes ($600) ($600) ($600) ($600) ($600) ($600) ($548) ($527) ($522) Term loans ($1,129) ($1,121) ($1,097) ($1,076) ($1,100) ($1,103) ($1,099) ($1,087) ($1,098) Revolver $— $— $— $— $— $— $— $— $— Other debt ($10) ($9) ($8) ($7) ($7) ($8) ($7) ($6) ($6) Net debt ($1,333) ($1,461) ($1,378) ($1,427) ($1,494) ($1,520) ($1,481) ($1,473) ($1,335) (1) Excludes debt issuance costs, debt premiums and discounts. Values may not sum to total due to rounding. Weighted Average Shares Outstanding (Millions) (2) 26.1 26.1 26.1 26.2 26.2 26.3 26.3 26.5 26.6 26.4 26.1 26.1 26.2 26.2 26.3 26.6 27.1 27.2 Basic Diluted Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 (2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss. Consolidated Net Leverage Ratios (3) 3.85 4.44 4.23 4.82 5.52 4.83 3.90 3.51 2.87 2.15 2.65 2.42 2.82 3.34 2.97 2.49 2.29 1.78 Consolidated net leverage Senior secured net leverage Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 (3) Consolidated Net Leverage Ratios as calculated per our credit agreement definitions. Please see non-GAAP reconciliations at the end of this document. Page 9 of 28

## SEGMENT RESULTS

### VISTA

**Revenue ($M) & Reported Revenue Growth Quarterly**


$448
$349
$368
$369
$438
$397
$410
$397
$485
4%
8%
6%
6%
(2)%
14%
11%
7%
11%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

**Organic Constant-Currency Revenue Growth Quarterly**


3%
8%
8%
8%
2%
16%
12%
6%
9%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

**Gross Profit ($M) & Gross Margin (%) Quarterly**


$262
$193
$208
$199
$229
$219
$230
$219
$274
59%
55%
56%
54%
52%
55%
56%
55%
56%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

**Advertising ($M) & as % of Revenue Quarterly (1)**


Lower-funnel ($M)
Mid- & upper-funnel ($M)
Total as % of revenue
$73
$4
$69
16%
$62
$10
$51
18%
$81
$17
$64
22%
$68
$19
$49
18%
$77
$20
$57
18%
$57
$10
$47
15%
$60
$18
$42
15%
$58
$11
$46
15%
$80
$18
$61
17%
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

*(1) Values may not sum to total due to rounding.*

**Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly**


$91
$26
$12
$31
$55
$60
$78
$74
$103
20%
7%
3%
8%
13%
15%
19%
19%
21%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 28

UPLOAD AND PRINT PRINTBROTHERS: Revenue ($M) & Reported Revenue Growth Quarterly $138 $120 $144 $133 $149 $140 $158 $152 $165 13% 28% 36% 6% 8% 16% 9% 15% 11% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Organic Constant-Currency Revenue Growth Quarterly 18% 36% 52% 22% 18% 22% 7% 6% 5% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $36 $31 $38 $34 $40 $36 $42 $41 $51 26% 26% 26% 25% 27% 26% 27% 27% 31% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $19 $12 $19 $15 $20 $16 $20 $20 $28 14% 10% 14% 11% 13% 11% 13% 13% 17% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 THE PRINT GROUP: Revenue ($M) & Reported Revenue Growth Quarterly $90 $75 $91 $77 $89 $86 $95 $81 $93 18% 26% 25% 6% (1)% 13% 4% 5% 4% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 0 100 Organic Constant-Currency Revenue Growth Quarterly 23% 35% 42% 24% 11% 19% 2% (3)% (1)% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $33 $25 $32 $25 $30 $31 $38 $30 $34 37% 33% 35% 32% 33% 36% 40% 37% 37% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $16 $12 $16 $12 $14 $14 $21 $14 $18 18% 16% 18% 16% 15% 16% 22% 17% 20% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Please see non-GAAP reconciliations at the end of this document. Page 11 of 28

## NATIONAL PEN


Revenue ($M) & Reported Revenue Growth
Quarterly
$125
$72
$76
$82
$121
$81
$83
$87
$131
9%
16%
10%
18%
(3%)
12%
10%
7%
8%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24


Organic Constant-Currency Revenue Growth
Quarterly
11%
19%
14%
24%
3%
15%
10%
5%
5%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24


Gross Profit ($M) & Gross Margin (%)
Quarterly
$69
$38
$39
$44
$65
$41
$42
$45
$72
55%
53%
52%
54%
54%
51%
50%
52%
55%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24


Segment EBITDA (Loss) ($M) &
Segment EBITDA (Loss) Margin (%)
Quarterly
$32
25%
(1%)
($1)
$4
6%
(2%)
($1)
$25
21%
(4%)
($3)
$4
4%
(10%)
($8)
$26
20%
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 28

ALL OTHER BUSINESSES Revenue ($M) & Reported Revenue Growth Quarterly $58 $48 $52 $52 $60 $49 $53 $52 $60 4% 10% 5% 8% 4% 1% 2% —% —% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $26 $22 $25 $24 $27 $20 $24 $24 $27 46% 46% 48% 46% 45% 42% 46% 46% 45% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Organic Constant-Currency Revenue Growth Quarterly —% 5% 3% 8% 3% 1% 2% (1%) —% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $6 $6 $6 $6 $5 $5 $9 $6 $8 11% 12% 12% 12% 9% 10% 16% 12% 13% Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Please see non-GAAP reconciliations at the end of this document. Page 13 of 28

CENTRAL AND CORPORATE COSTS Central and Corporate Costs ($M) Quarterly $11 $12 $13 $13 $13 $16 $12 $12 $12 $16 $16 $18 $17 $17 $17 $17 $17 $17 $6 $6 $7 $6 $6 $6 $3 $3 $3 $2 $2 $2 $(1) $(2) ($4) ($1) $— $4 $35 $36 $40 $35 $34 $34 $31 $32 $36 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Central and Corporate Costs ($M) TTM $47 $46 $47 $48 $50 $54 $53 $52 $52 $59 $62 $66 $67 $68 $68 $68 $68 $68 $25 $25 $24 $25 $25 $24 $21 $18 $15 $8 $9 $7 $5 $1 ($5) ($8) ($7) ($2) $139 $142 $144 $144 $143 $142 $134 $131 $133 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Please see non-GAAP reconciliations at the end of this document. Page 14 of 28

## CURRENCY IMPACTS

Changes in currency rates positively impacted our year-over-year reported revenue growth in Q2 FY2024 by 300 basis points. There are many natural expense offsets in local currencies in our business, so the net currency impact to our bottom line is less pronounced than it is to revenue.

We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net adjusted EBITDA exposure. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on certain hedging contracts are added to our adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was ($0.4) million in Q2 FY2024, mainly driven by:

- Realized gains on certain currency hedges intended to hedge EBITDA were $0.9 million in Q2. These realized gains affect our net income, adjusted EBITDA, and adjusted free cash flow. They are not allocated to segment-level EBITDA.
- Other net losses were $1.3 million in Q2, primarily related to unrealized net losses on the revaluation of currency derivatives, and intercompany, cash and debt balances. These are included in our net income but most material unrealized gains and losses are excluded from our adjusted EBITDA.

On the right side of this page is a table describing the directional net currency impacts when compared to the prior-year period, as well as a table describing impacts to segment EBITDA.

| | Y/Y Impact from Currency* | |
|---|---|---|
| **Financial Measure** | **Q2 FY2024** | **YTD FY2024** |
| Revenue | Positive | Positive |
| Operating income | Positive | Positive |
| Net income | Positive | Negative |
| Adjusted EBITDA | Negative | Negative |
| Adjusted free cash flow | Negative | Negative |

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

| | Y/Y Impact from Currency* | |
|---|---|---|
| **Segment EBITDA** | **Q2 FY2024** | **YTD FY2024** |
| Vista | $3.6M | $4.3M |
| Upload & Print | $2.6M | $5.1M |
| National Pen | Neutral | ($1.6)M |
| All Other Businesses | Neutral | Neutral |

**Realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment-level EBITDA.*

**Other Income (Expense), Net ($M)**


$13
$12
$23
$27
($17)
$1
$7
$6
$—
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

**Realized Gains (Losses) on Certain Currency Derivatives Intended to Hedge EBITDA ($M)**


$1
$2
$5
$7
$15
$5
$3
$2
$1
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24

Please see non-GAAP reconciliations at the end of this document.

Page 15 of 28

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) December 31, 2023 June 30, 2023 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 274,208 $ 130,313 Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17,239 38,540 Accounts receivable, net of allowances of $7,470 and $6,630, respectively . . . . . . . . . . . . . . . . . 63,222 67,353 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104,635 107,835 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118,730 96,986 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 578,034 441,027 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 276,901 287,574 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69,228 76,776 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97,822 95,315 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,773 12,740 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 790,967 781,541 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90,617 109,196 Marketable securities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 4,497 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32,647 46,193 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,947,989 $ 1,854,859 Liabilities, noncontrolling interests and shareholders’ deficit Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 343,997 $ 285,784 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 265,461 257,109 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45,113 44,698 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,083 10,713 Operating lease liabilities, current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20,403 22,559 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21,649 24,469 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 707,706 645,332 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44,611 47,351 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,600,942 1,627,243 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51,550 56,668 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81,704 90,058 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,486,513 2,466,652 Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13,392 10,893 Shareholders’ deficit: Preferred shares, nominal value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 44,604,367 and 44,315,855 shares issued; 26,633,120 and 26,344,608 shares outstanding, respectively . . 621 615 Treasury shares, at cost, 17,971,247 for both periods presented . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,363,550) (1,363,550) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 560,019 539,454 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 297,590 235,396 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (47,223) (35,060) Total shareholders’ deficit attributable to Cimpress plc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (552,543) (623,145) Noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 627 459 Total shareholders' deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (551,916) (622,686) Total liabilities, noncontrolling interests and shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,947,989 $ 1,854,859 Page 16 of 28

# CIMPRESS PLC
# CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

| | Three Months Ended December 31, | | Six Months Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Revenue | $921,363 | $845,202 | $1,678,657 | $1,548,617 |
| Cost of revenue (1) | 463,423 | 455,393 | 862,206 | 833,128 |
| Technology and development expense (1) | 79,961 | 77,723 | 154,291 | 152,198 |
| Marketing and selling expense (1, 2) | 211,843 | 205,148 | 404,031 | 406,078 |
| General and administrative expense (1) | 48,793 | 49,791 | 97,134 | 103,863 |
| Amortization of acquired intangible assets | 9,181 | 12,362 | 19,067 | 24,712 |
| Restructuring expense (1) | 483 | 11,207 | 149 | 13,027 |
| Income from operations | 107,679 | 33,578 | 141,779 | 15,611 |
| Other (expense) income, net | (391) | (17,392) | 6,028 | 10,005 |
| Interest expense, net | (30,588) | (28,597) | (59,788) | (53,403) |
| Gain on early extinguishment of debt | 349 | — | 1,721 | — |
| Income (loss) before income taxes | 77,049 | (12,411) | 89,740 | (27,787) |
| Income tax expense | 16,795 | 126,129 | 24,917 | 135,494 |
| Net income (loss) | 60,254 | (138,540) | 64,823 | (163,281) |
| Add: Net (income) attributable to noncontrolling interest | (2,149) | (1,460) | (2,164) | (2,160) |
| Net income (loss) attributable to Cimpress plc | $58,105 | ($140,000) | $62,659 | ($165,441) |
| Basic net income (loss) per share attributable to Cimpress plc | $2.18 | ($5.34) | $2.36 | ($6.31) |
| Diluted net income (loss) per share attributable to Cimpress plc | $2.14 | ($5.34) | $2.31 | ($6.31) |
| Weighted average shares outstanding — basic | 26,609,929 | 26,234,747 | 26,539,349 | 26,206,782 |
| Weighted average shares outstanding — diluted | 27,179,073 | 26,234,747 | 27,129,264 | 26,206,782 |

(1) Share-based compensation is allocated as follows:

| | Three Months Ended December 31, | | Six Months Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Cost of revenue | $ 229 | $ 176 | $ 396 | $ 369 |
| Technology and development expense | 5,700 | 4,267 | 9,909 | 7,308 |
| Marketing and selling expense | 3,089 | 1,752 | 5,307 | 4,211 |
| General and administrative expense | 8,631 | 5,352 | 14,490 | 10,134 |
| Restructuring expense | — | 493 | — | 649 |

(2) Marketing and selling expense components are as follows:

| | Three Months Ended December 31, | | Six Months Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Advertising | $ 122,899 | $ 116,225 | $ 230,625 | $ 224,989 |
| Payment processing | 16,441 | 14,726 | 30,762 | 27,594 |
| All other marketing and selling expense | 72,503 | 74,197 | 142,644 | 153,495 |

Page 17 of 28

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited in thousands) Three Months Ended December 31, Six Months Ended December 31, 2023 2022 2023 2022 Operating activities Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 60,254 $ (138,540) $ 64,823 $ (163,281) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39,089 40,874 79,031 81,816 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17,649 12,040 30,102 22,671 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (997) 117,951 (2,115) 116,927 Gain on early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . (349) — (1,721) — Unrealized loss on derivatives not designated as hedging instruments included in net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . 11,129 39,921 4,868 25,897 Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . . . . (12,548) (4,233) (10,663) (4,982) Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 459 9,750 (770) 11,908 Changes in operating assets and liabilities, net of effects of businesses acquired: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,730 3,995 2,521 (5,465) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,710 10,185 5,309 (26,249) Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,333) (16,327) 881 (13,176) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77,226 22,973 55,017 10,960 Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . (24,073) (17,463) (10,083) (1,151) Net cash provided by operating activities 174,946 81,126 217,200 55,875 Investing activities Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . . . (11,390) (14,732) (33,955) (26,490) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . . . — (498) — (498) Capitalization of software and website development costs . . . . . . . . . . . (13,947) (13,916) (28,344) (29,246) Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 352 1,243 5,988 1,365 Purchases of marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (84,030) Proceeds from maturity of held-to-maturity investments . . . . . . . . . . . . . . 5,416 22,377 25,916 32,330 Net cash used in investing activities (19,569) (5,526) (30,395) (106,569) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 347 — 520 10,000 Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,891) (3,330) (7,675) (16,586) Payments for early redemption of 7% Senior Notes due 2026 . . . . . . . . (4,656) — (24,471) — Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (28) — (51) Payments of purchase consideration included in acquisition-date fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (225) Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . 6 — 88 — Payments of withholding taxes in connection with equity awards . . . . . . (1,784) (158) (10,188) (2,370) Payments of finance lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,112) (1,852) (4,880) (4,264) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (95,567) — (95,567) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (549) (3,652) Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12,090) (100,935) (47,155) (112,715) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . . . 5,722 8,644 4,245 1,765 Change in cash held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (4,130) — (4,130) Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . . 149,009 (20,821) 143,895 (165,774) Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . 125,199 132,100 130,313 277,053 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . $ 274,208 $ 111,279 $ 274,208 $ 111,279 Page 18 of 28

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the last twelve months, constant-currency gross profit growth, adjusted EBITDA, adjusted free cash flow and cash interest, net: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes 99designs revenue from Q2 FY2021 through Q1 FY2022, Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. • Constant-currency gross profit growth is estimated by translating all non-U.S. dollar denominated revenue and cost of revenue generated or incurred in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Adjusted EBITDA is defined as GAAP operating income plus depreciation and amortization plus share-based compensation expense plus proceeds from insurance not already included in operating income plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less the gain or loss on purchase or sale of subsidiaries as well as the disposal of assets. • Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, gains on proceeds from insurance, and proceeds from the sale of assets. • Cash interest, net is cash paid for interest, less cash received for interest. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, for acquisitions we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for certain derivative contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. Page 19 of 28

CONSTANT-CURRENCY REVENUE GROWTH RATES (Quarterly) Total Company Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 9% 15% 14% 7% (1) % 13% 9% 8% 9 % Currency impact 2% 4% 7% 8% 7% 3% — % (4) % (3) % Revenue growth in constant currency 11% 19% 21% 15% 6% 16% 9% 4% 6 % Impact of TTM acquisitions, divestitures & JVs (2) % (2) % (2) % (1) % (1) % — % — % — % — % Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs 9% 17% 19% 14% 5% 16% 9% 4% 6 % Vista Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 4% 8% 6% 6% (2) % 14% 11% 7% 11 % Currency impact 1% 2% 4% 4% 4% 2% 1% (1) % (2) % Revenue growth in constant currency 5% 10% 10% 10% 2% 16% 12% 6% 9 % Impact of TTM acquisitions, divestitures & JVs (2) % (2) % (2) % (2) % — % — % — % — % — % Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs 3% 8% 8% 8% 2% 16% 12% 6% 9 % PrintBrothers Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 13% 28% 36% 6% 8% 16% 9% 15% 11 % Currency impact 5% 9% 18% 17% 12% 5% (2) % (9) % (6) % Revenue growth in constant currency 18% 37% 54% 23% 20% 21% 7% 6% 5 % Impact of TTM acquisitions — % (1) % (2) % (1) % (2) % 1% — % — % — % Revenue growth in constant currency excl. TTM acquisitions 18% 36% 52% 22% 18% 22% 7% 6% 5 % The Print Group Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 18% 26% 25% 6% (1) % 13% 4% 5% 4 % Currency impact 5% 9% 17% 18% 12% 6% (2) % (8) % (5) % Revenue growth in constant currency 23% 35% 42% 24% 11% 19% 2% (3) % (1) % National Pen Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 9% 16% 10% 18% (3) % 12% 10% 7% 8 % Currency impact 2% 3% 4% 6% 6% 3% — % (2) % (3) % Revenue growth in constant currency 11% 19% 14% 24% 3% 15% 10% 5% 5 % All Other Businesses Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Reported revenue growth 4% 10% 5% 8% 4% 1% 2% — % — % Currency impact 1% (1) % (1) % — % (1) % — % — % (1) % — % Revenue growth in constant currency 5% 9% 4% 8% 3% 1% 2% (1) % — % Impact of TTM acquisitions and divestitures (5) % (4) % (1) % — % — % — % — % — % — % Revenue growth in constant currency excl. TTM acquisitions & divestitures — % 5% 3% 8% 3% 1% 2% (1) % — % Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes 99designs revenue in Q1 FY2022, Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. Values may not sum to total due to rounding. Page 20 of 28

## CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)
*(Quarterly)*

| Upload and Print ($M) | Q2FY22 | Q3FY22 | Q4FY22 | Q1FY23 | Q2FY23 | Q3FY23 | Q4FY23 | Q1FY24 | Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| PrintBrothers reported revenue | $ 137.7 | $ 120.0 | $ 143.9 | $ 132.7 | $ 148.6 | $ 139.6 | $ 157.6 | $ 152.2 | $ 165.1 |
| The Print Group reported revenue | $ 90.1 | $ 75.4 | $ 91.3 | $ 76.8 | $ 89.3 | $ 85.5 | $ 95.3 | $ 80.5 | $ 93.3 |
| Upload and Print inter-segment eliminations | $ (0.2) | $ (0.4) | $ (0.2) | $ (0.1) | $ (0.2) | $ (0.2) | $ (0.2) | $ (0.1) | $ (0.2) |
| Total Upload and Print revenue in USD | **$ 227.6** | **$ 195.0** | **$ 235.0** | **$ 209.4** | **$ 237.7** | **$ 224.9** | **$ 252.7** | **$ 232.6** | **$ 258.2** |

| Upload and Print | Q2FY22 | Q3FY22 | Q4FY22 | Q1FY23 | Q2FY23 | Q3FY23 | Q4FY23 | Q1FY24 | Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| Reported revenue growth | 15 % | 27 % | 32 % | 6 % | 4 % | 15 % | 7 % | 11 % | 9 % |
| Currency impact | 5 % | 9 % | 17 % | 18 % | 13 % | 5 % | (2)% | (8)% | (6)% |
| Revenue growth in constant currency | 20 % | 36 % | 49 % | 24 % | 17 % | 20 % | 5 % | 3 % | 3 % |
| Impact of TTM acquisitions | — % | (1)% | (2)% | (1)% | (2)% | 1 % | — % | — % | — % |
| Revenue growth in constant currency excl. TTM acquisitions | 20 % | 35 % | 47 % | 23 % | 15 % | 21 % | 5 % | 3 % | 3 % |

## CONSTANT-CURRENCY REVENUE GROWTH RATES
*(YTD)*

| Total Company | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Reported revenue growth | 10 % | 3 % | 8 % |
| Currency impact | 1 % | 7 % | (3)% |
| Revenue growth in constant currency | 11 % | 10 % | 5 % |
| Impact of TTM acquisitions, divestitures & JVs | (2)% | (1)% | — % |
| Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs | 9 % | 9 % | 5 % |

| Vista | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Reported revenue growth | 5 % | 1 % | 9 % |
| Currency impact | — % | 4 % | (1)% |
| Revenue growth in constant currency | 5 % | 5 % | 8 % |
| Impact of TTM acquisitions, divestitures & JVs | (3)% | — % | — % |
| Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs | 2 % | 5 % | 8 % |

| PrintBrothers | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Reported revenue growth | 19 % | 7 % | 13 % |
| Currency impact | 2 % | 15 % | (7)% |
| Revenue growth in constant currency | 21 % | 22 % | 6 % |
| Impact of TTM acquisitions, divestitures & JVs | — % | (2)% | — % |
| Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs | 21 % | 20 % | 6 % |

Values may not sum to total due to rounding.

Page 21 of 28

## CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

*(YTD)*

| The Print Group | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Reported revenue growth | 14 % | 2 % | 5 % |
| Currency impact | 2 % | 15 % | (7)% |
| Revenue growth in constant currency | 16 % | 17 % | (2)% |
| Impact of TTM acquisitions, divestitures & JVs | — % | — % | — % |
| Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs | 16 % | 17 % | (2)% |

| National Pen | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Reported revenue growth | 6 % | 4 % | 8 % |
| Currency impact | 1 % | 7 % | (3)% |
| Revenue growth in constant currency | 7 % | 11 % | 5 % |
| Impact of TTM acquisitions, divestitures & JVs | — % | — % | — % |
| Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs | 7 % | 11 % | 5 % |

Values may not sum to total due to rounding.

Page 22 of 28

## EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

*(Quarterly, in millions)*

| | Q2FY22 | Q3FY22 | Q4FY22 | Q1FY23 | Q2FY23 | Q3FY23 | Q4FY23 | Q1FY24 | Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| Vista | $ 90.8 | $ 25.5 | $ 12.1 | $ 30.7 | $ 55.2 | $ 60.4 | $ 77.8 | $ 74.4 | $103.2 |
| PrintBrothers | 18.6 | 12.4 | 19.5 | 15.0 | 19.5 | 15.9 | 20.5 | 19.8 | 28.3 |
| The Print Group | 16.4 | 11.9 | 16.0 | 12.2 | 13.7 | 13.6 | 20.6 | 13.6 | 18.4 |
| National Pen | 31.6 | (0.9) | 4.2 | (1.3) | 24.8 | (3.3) | 3.6 | (8.3) | 25.9 |
| All Other Businesses | 6.3 | 6.0 | 6.0 | 6.2 | 5.4 | 5.0 | 8.6 | 6.5 | 8.0 |
| **Total segment EBITDA (loss)** | **$163.6** | **$ 55.0** | **$ 57.8** | **$ 62.8** | **$118.5** | **$ 91.6** | **$131.0** | **$106.0** | **$183.8** |
| Central and corporate costs ex. unallocated SBC | (32.8) | (34.3) | (37.0) | (35.5) | (35.6) | (38.4) | (31.9) | (32.1) | (32.1) |
| Unallocated SBC | (1.9) | (1.8) | (2.0) | 1.0 | 1.8 | 3.9 | 1.2 | 0.3 | (3.9) |
| Exclude: share-based compensation included in segment EBITDA | 12.5 | 12.7 | 13.6 | 10.5 | 11.5 | 7.2 | 10.4 | 12.5 | 17.6 |
| Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA | 0.7 | 2.0 | 5.4 | 6.9 | 14.9 | 4.8 | 3.2 | 2.1 | 0.9 |
| **Adjusted EBITDA[2,3]** | **$142.1** | **$ 33.6** | **$ 37.8** | **$ 45.6** | **$111.2** | **$ 69.1** | **$113.9** | **$ 88.7** | **$166.4** |
| Depreciation and amortization | (45.3) | (43.7) | (42.3) | (40.9) | (40.9) | (39.8) | (40.9) | (39.9) | (39.1) |
| Share-based compensation expense[1] | (12.5) | (12.7) | (13.6) | (10.5) | (11.5) | (7.2) | (10.4) | (12.5) | (17.6) |
| Certain impairments and other adjustments | 2.7 | (0.3) | 6.5 | (3.5) | 0.9 | 0.5 | (5.0) | (0.5) | (0.6) |
| Restructuring-related charges | (0.3) | (3.4) | (10.2) | (1.8) | (11.2) | (30.1) | (0.6) | 0.3 | (0.5) |
| Realized (gains) losses on currency derivatives not included in operating income | (0.7) | (2.0) | (5.4) | (6.9) | (14.9) | (4.8) | (3.2) | (2.1) | (0.9) |
| **Total income (loss) from operations** | **$ 86.0** | **$(28.4)** | **$(27.2)** | **$(18.0)** | **$ 33.6** | **$(12.2)** | **$ 53.9** | **$ 34.1** | **$107.7** |
| Operating income (loss) margin | *10 %* | *(4)%* | *(4)%* | *(3)%* | *4 %* | *(2)%* | *7 %* | *5 %* | *12 %* |
| Operating income (loss) year-over-year growth | *(9)%* | *81 %* | *(401)%* | *(206)%* | *(61)%* | *57 %* | *298 %* | *290 %* | *221 %* |

*[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.*
*[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.*
*[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.*

Values may not sum to total due to rounding.

Page 23 of 28

## ADJUSTED EBITDA

*(Quarterly, in millions)*

| | Q2FY22 | Q3FY22 | Q4FY22 | Q1FY23 | Q2FY23 | Q3FY23 | Q4FY23 | Q1FY24 | Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| GAAP operating income (loss) | $86.0 | ($28.4) | ($27.2) | ($18.0) | $33.6 | ($12.2) | $53.9 | $34.1 | $107.7 |
| Depreciation and amortization | $45.3 | $43.7 | $42.3 | $40.9 | $40.9 | $39.8 | $40.9 | $39.9 | $39.1 |
| Share-based compensation expense[1] | $12.5 | $12.7 | $13.6 | $10.5 | $11.5 | $7.2 | $10.4 | $12.5 | $17.6 |
| Certain impairments and other adjustments | ($2.7) | $0.3 | ($6.5) | $3.5 | ($0.9) | ($0.5) | $5.0 | $0.5 | $0.6 |
| Restructuring related charges | $0.3 | $3.4 | $10.2 | $1.8 | $11.2 | $30.1 | $0.6 | ($0.3) | $0.5 |
| Realized gains (losses) on currency derivatives not included in operating income | $0.7 | $2.0 | $5.4 | $6.9 | $14.9 | $4.8 | $3.2 | $2.1 | $0.9 |
| **Adjusted EBITDA[2,3]** | **$142.1** | **$33.6** | **$37.8** | **$45.6** | **$111.2** | **$69.1** | **$113.9** | **$88.7** | **$166.4** |

## ADJUSTED EBITDA

*(YTD, in millions)*

| | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| GAAP operating income (loss) | $102.9 | $15.6 | $141.8 |
| Depreciation and amortization | $89.7 | $81.8 | $79.0 |
| Share-based compensation expense[1] | $23.5 | $22.0 | $30.1 |
| Certain impairments and other adjustments | ($3.5) | $2.5 | $1.1 |
| Restructuring related charges | $— | $13.0 | $0.1 |
| Realized gains (losses) on currency derivatives not included in operating income | ($3.0) | $21.8 | $3.0 |
| **Adjusted EBITDA [2,3]** | **$209.7** | **$156.8** | **$255.2** |

## ADJUSTED EBITDA

*(TTM, in millions)*

| | TTM Q2FY22 | TTM Q3FY22 | TTM Q4FY22 | TTM Q1FY23 | TTM Q2FY23 | TTM Q3FY23 | TTM Q4FY23 | TTM Q1FY24 | TTM Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| GAAP operating income (loss) | $96.3 | $83.5 | $47.3 | $12.4 | ($40.0) | ($23.8) | $57.3 | $109.4 | $183.5 |
| Depreciation and amortization | $177.1 | $177.9 | $175.7 | $172.2 | $167.8 | $163.9 | $162.4 | $161.4 | $159.6 |
| Share-based compensation expense[1] | $47.0 | $50.2 | $49.8 | $49.2 | $48.3 | $42.8 | $39.7 | $41.7 | $47.8 |
| Proceeds from insurance | $0.1 | $— | $— | $— | $— | $— | $— | $— | $— |
| Certain impairments and other adjustments | $16.4 | ($3.9) | ($9.7) | ($5.5) | ($3.7) | ($4.5) | $6.9 | $4.0 | $5.5 |
| Restructuring related charges | ($0.5) | $3.3 | $13.6 | $15.7 | $26.6 | $53.3 | $43.8 | $41.6 | $30.9 |
| Realized gains (losses) on currency derivatives not included in operating income | ($9.5) | ($5.5) | $4.4 | $15.0 | $29.2 | $32.0 | $29.7 | $24.9 | $10.9 |
| **Adjusted EBITDA[2,3]** | **$326.9** | **$305.5** | **$281.1** | **$259.0** | **$228.2** | **$263.7** | **$339.8** | **$383.0** | **$438.2** |

*[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.*
*[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.*
*[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.*

Values may not sum to total due to rounding.

Page 24 of 28

## ADJUSTED FREE CASH FLOW

*(Quarterly, in millions)*

| | Q2FY22 | Q3FY22 | Q4FY22 | Q1FY23 | Q2FY23 | Q3FY23 | Q4FY23 | Q1FY24 | Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| Net cash provided by (used in) operating activities | $143.3 | ($48.2) | $87.8 | ($25.3) | $81.1 | $12.6 | $61.8 | $42.3 | $174.9 |
| Purchases of property, plant and equipment | ($17.9) | ($15.6) | ($11.9) | ($11.8) | ($14.7) | ($11.0) | ($16.3) | ($22.6) | ($11.4) |
| Capitalization of software and website development costs | ($16.5) | ($17.7) | ($15.4) | ($15.3) | ($13.9) | ($14.9) | ($13.6) | ($14.4) | ($13.9) |
| Proceeds from sale of assets[2] | $0.9 | $1.6 | $10.3 | $0.1 | $1.2 | $0.5 | $2.8 | $5.6 | $0.4 |
| **Adjusted free cash flow[1,2]** | **$109.8** | **($79.9)** | **$70.8** | **($52.2)** | **$53.7** | **($12.8)** | **$34.7** | **$10.9** | **$150.0** |

*Reference:*

| | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| Value of finance leases | $2.7 | $0.2 | $3.3 | $2.4 | $6.2 | $5.8 | $5.9 | $0.4 | $1.8 |
| Cash restructuring payments | $0.2 | $— | $— | $7.9 | $1.9 | $5.0 | $22.3 | $5.7 | $1.2 |
| Cash paid for interest | $35.3 | $13.8 | $34.6 | $15.1 | $35.8 | $20.0 | $43.2 | $24.2 | $42.4 |
| Cash received for interest | ($0.7) | ($0.8) | ($1.0) | ($2.1) | ($3.0) | ($3.0) | ($3.4) | ($3.3) | ($2.8) |
| **Cash interest, net[1]** | **$34.6** | **$13.0** | **$33.6** | **$13.0** | **$32.8** | **$17.0** | **$39.7** | **$20.9** | **$39.6** |

## ADJUSTED FREE CASH FLOW

*(YTD, in millions)*

| | YTD Q2FY22 | YTD Q2FY23 | YTD Q2FY24 |
|---|---|---|---|
| Net cash provided by operating activities | $179.9 | $55.9 | $217.2 |
| Purchases of property, plant and equipment | ($26.5) | ($26.5) | ($34.0) |
| Capitalization of software and website development costs | ($32.1) | ($29.2) | ($28.3) |
| Proceeds from sale of assets | $2.6 | $1.4 | $6.0 |
| **Adjusted free cash flow** | **$123.8** | **$1.5** | **$160.9** |

*Reference:*

| | | | |
|---|---|---|---|
| Value of finance leases | $3.6 | $8.6 | $2.2 |
| Cash restructuring payments | $0.2 | $9.8 | $6.9 |
| Cash paid for interest | $49.7 | $50.8 | $66.6 |
| Cash received for interest | ($1.4) | ($5.0) | ($6.2) |
| **Cash interest, net[1]** | **$48.3** | **$45.8** | **$60.5** |

*[1] Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to this quarter, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

*[2] During the quarter ended September 30, 2023 we revised our definition of adjusted free cash flow to include proceeds from the sale of assets. We have recast all periods in the chart above to include the benefit from the proceeds from sale of assets. The Q2FY22 amounts above exclude the cash received for the sale of a manufacturing facility in which a finance lease purchase option was exercised immediately preceding the sale. The outflow for the purchase option exercise was included in the payments for finance lease obligations within the US GAAP Statement of Cash Flows, which is excluded from our definition of Adjusted Free Cash Flow and therefore the proceeds from the sale of this asset have been excluded, as well.*

Values may not sum to total due to rounding.

Page 25 of 28

## ADJUSTED FREE CASH FLOW

*(TTM, in millions)*

| | TTM Q2FY22 | TTM Q3FY22 | TTM Q4FY22 | TTM Q1FY23 | TTM Q2FY23 | TTM Q3FY23 | TTM Q4FY23 | TTM Q1FY24 | TTM Q2FY24 |
|---|---|---|---|---|---|---|---|---|---|
| Net cash provided by operating activities | $189.0 | $178.0 | $219.5 | $157.7 | $95.5 | $156.3 | $130.3 | $197.8 | $291.6 |
| Purchases of property, plant and equipment | ($48.3) | ($57.9) | ($54.0) | ($57.2) | ($54.0) | ($49.4) | ($53.8) | ($64.6) | ($61.2) |
| Capitalization of software and website development costs | ($66.6) | ($65.5) | ($65.3) | ($65.0) | ($62.4) | ($59.6) | ($57.8) | ($56.9) | ($56.9) |
| Proceeds from sale of assets[2] | $4.9 | $6.4 | $14.5 | $13.0 | $13.3 | $12.2 | $4.7 | $10.2 | $9.3 |
| **Adjusted free cash flow[1,2]** | **$79.0** | **$60.9** | **$114.7** | **$48.5** | **($7.6)** | **$59.5** | **$23.4** | **$86.5** | **$182.8** |

*Reference:*

| | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| Value of new finance leases | $10.4 | $5.1 | $7.0 | $8.6 | $12.1 | $17.7 | $20.3 | $18.3 | $13.9 |
| Cash restructuring payments | $2.8 | $2.7 | $0.3 | $8.2 | $9.8 | $14.9 | $37.1 | $34.9 | $34.3 |
| Cash paid for interest | $108.4 | $114.2 | $98.1 | $98.8 | $99.2 | $105.4 | $114.0 | $123.1 | $129.8 |
| Cash received for interest | ($2.3) | ($2.7) | ($3.2) | ($4.6) | ($6.9) | ($9.0) | ($11.5) | ($12.7) | ($12.6) |
| **Cash interest, net[1]** | **$106.1** | **$111.5** | **$94.9** | **$94.2** | **$92.4** | **$96.3** | **$102.5** | **$110.4** | **$117.2** |

[1] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to this quarter, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

[2] *During the quarter ended September 30, 2023 we revised our definition of adjusted free cash flow to include proceeds from the sale of assets. We have recast all periods in the chart above to include the benefit from the proceeds from sale of assets. The Q2FY22 amounts above exclude the cash received for the sale of a manufacturing facility in which a finance lease purchase option was exercised immediately preceding the sale. The outflow for the purchase option exercise was included in the payments for finance lease obligations within the US GAAP Statement of Cash Flows, which is excluded from our definition of adjusted free cash flow and therefore the proceeds from the sale of this asset have been excluded, as well.*

Values may not sum to total due to rounding.

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CONSTANT-CURRENCY REVENUE GROWTH OUTLOOK FY2024 (at least...) Reported revenue growth (using recent currency rates) 7% Currency impact (2)% Impact of TTM acquisitions, divestitures & JVs (as of January 31, 2024) —% Organic constant-currency revenue growth 5% ADJUSTED EBITDA OUTLOOK (in millions) FY2024 (at least...) GAAP operating income (loss) $230.5 Depreciation and amortization $156.3 Share-based compensation expense1 $65.2 Certain impairments and other adjustments2 $1.1 Restructuring related charges $0.1 Realized gains (losses) on currency derivatives not included in operating income $1.8 Adjusted EBITDA 2,3 $455.0 1SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting. 2This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA. 3Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting. Values may not sum to total due to rounding. Page 27 of 28

ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, print mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vista and WIRmachenDRUCK. To learn more, visit https://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Sara Litwiller ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenue growth, profitability, income, cash flows, net leverage, and other financial results, including our outlook for fiscal year 2024; our expectations with respect to our cost reductions; our expectations with respect to currency exchange rates; and our plans for capital allocation. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of supply chain constraints and inflation; our failure to execute on the transformation of the Vista business; the failure of our cost reductions to affect our financial results as expected; costs and disruptions caused by acquisitions; the failure of the businesses we acquire or invest in to perform as expected; our inability to make investments in our businesses and allocate our capital as planned or the failure of those investments and allocations to achieve the results we expect; loss of key personnel or our inability to hire and retain talented personnel; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform to drive the performance, efficiencies, and competitive advantage we expect; unanticipated changes in our markets, customers, or businesses; disruptions caused by political instability and war in Ukraine, Israel, or elsewhere; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our ability to maintain compliance with our debt covenants and pay our debts when due; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2023 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 28 of 28